                                                          EXHIBIT 23 (d) (1) (a)


 AMENDMENT NO. 1 DATED FEBRUARY 19, 2003, TO THE MLIG VARIABLE INSURANCE TRUST MANAGEMENT AGREEMENT DATED JUNE 5, 2002, BETWEEN MLIG VARIABLE INSURANCE TRUST
                     AND ROSZEL ADVISORS, LLC ("AGREEMENT")

                                   APPENDIX A

This Amendment relates to the Portfolio of the Trust set forth below. The Agreement is unchanged with respect to the other Portfolios of the Trust:

Name of Portfolio                                                           Management Fee Rate
-----------------                                                           -------------------
Roszel/Delaware Small-Mid Cap Growth Portfolio
(formerly Roszel/Neuberger Berman Small Cap Growth Portfolio)                   0.85%





                                        MLIG VARIABLE INSURANCE TRUST


                                        By: /s/ Michael P. Cogswell
                                            --------------------------
                                        By: Michael P. Cogswell
                                        Title: President and Trustee



         ATTEST:

         /s/Edward W. Diffin, Jr.



                                        ROSZEL ADVISORS, INC.


                                        By: /s/ John Manetta
                                            --------------------------
                                        By: John Manetta
                                        Title: President



         ATTEST:

         /s/Edward W. Diffin, Jr.